FOR RELEASE AT OR AFTER 4:00 P.M. EST, JANUARY 27, 1998



CONTACT:
Rick M. McConnell
Storm Technology, Inc.
Chief Financial Officer and
Vice President, Finance &
Administration
650-691-6600


STORM TECHNOLOGY, INC. REPORTS RECORD QUARTERLY AND ANNUAL REVENUES

MOUNTAIN VIEW, CALIF. -- JANUARY 27, 1998 -- Storm Technology, Inc. (NASDAQ:
EASY) today reported record revenues of $13.0 million for the fourth quarter ended December 31, 1997, an increase of over 50% from the $8.3 million reported in the fourth quarter of 1996. Net loss for the fourth quarter of 1997 excluding the impact of Storm's acquisition of Logitech's scanner product line was $4.2 million or $0.38 per share ($15.7 million or $1.45 per share inclusive of the Logitech transaction), compared to a net loss of $1.3 million or $0.12 per share in the fourth quarter of 1996.

In the three months ended December 31, 1997, the acquisition of Logitech's scanner product line resulted in the write-off of $9.2 million of in-process research and development acquired from Logitech and $2.4 million in inventory write-downs associated with the consolidation of scanner product offerings after the Logitech acquisition.

Commenting on the fourth quarter results, L. William Krause, President and Chief Executive Officer, stated "We are pleased with our continued progress in 1997 toward gaining share in the personal scanner market and growing our top line revenues. However, in 1998 our emphasis will be on achieving profitability on an operating basis while continuing to grow our revenues at a rate equal to or greater than the market."

The acquisition of the Logitech scanner business during December effectively doubled Storm's worldwide market share helping to achieve critical mass in top line revenue, expanded distribution in Europe through Logitech's existing European infrastructure providing Storm access to over 8,000 retail outlets in the region, and broadened Storm's underlying product portfolio and digital imaging technology.

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

Additionally during the quarter, Storm released its first flatbed scanner, the EasyPhoto ImageWave, enabling Storm to deliver a full line of personal scanner products with a range of price performance alternatives to its customers. Shipments of ImageWave exceeded 70,000 units in the quarter, increasing Storm's overall personal scanner installed base of customers to over 650,000.

For the year ended December 31, 1997, revenues were $34.2 million versus $24.5 million in 1996. The net loss for fiscal 1997 excluding the impact of non-recurring events was $16.4 million or $1.55 per share ($29.0 million or $2.75 per share inclusive of the Logitech transaction and inventory write-offs in the first quarter). This compares to a net loss for fiscal 1996 of $5.4 million or $0.62 per share excluding the impact of the Primax acquisition ($10.4 million or $1.20 per share including such transaction).

During 1997, Storm achieved a leadership position in snapshot-sized photo scanners with over 70% share, developed a leading share position of greater than 40% in the page-sized sheetfed market in combination with the Logitech scanner business, and successfully entered the flatbed segment. In short, the Company believes it is executing well on its strategy of competing and gaining market share based on product innovation and price performance leadership which it believes will lead to becoming profitable in the second half of 1998.

For more detailed information on Storm's fourth quarter 1997 financial results and future expectations, additional management comments will be available on Storm's web site at http://www.stormtech.com/Q4ConfNotes.html. You may also contact the Investor Relations department of the Company at (650) 691-6600.

Forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statement, including risks associated with the development of consumer demand for digital photos on PC's in general and for the Company's products in particular, the Company's success in developing, introducing, manufacturing and shipping products in a timely manner, the purchasing patterns and potential product returns from the Company's retail distribution, the potential for reduced revenue due to price protection granted to distributors and resellers, the Company's limited capital resources, and intense competition from larger, more recognized companies. Further information on potential factors which may affect the Company's results are included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and the Company's Form S-1 registration statement.

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ABOUT STORM TECHNOLOGY

Storm Technology, Inc. (http://www.stormtech.com) creates personal scanners that enable consumers to input, organize, store and use digital images easily with their computers. With the number one market share in the photo scanner and sheetfed categories, Storm is a leading product innovator offering consumers the latest technology with the highest quality at the most affordable prices. Storm's personal scanners and software are licensed for inclusion with personal computers, digital cameras, scanners or color printers from leading technology providers including Adobe, Hewlett-Packard, Kodak, Nikon and Sharp. Storm's current scanner line, which includes EasyPhoto Reader, EasyPhoto SmartPage Pro, EasyPhoto ImageWave and EasyPhoto Drive, is carried at major computer retailers in the U.S., Canada and Europe. Founded in 1990, Storm is based in Mountain View, California.


Note: Storm Technology, EasyPhoto, EasyPhoto Reader, EasyPhoto SmartPage Pro, EasyPhoto ImageWave and EasyPhoto Drive are trademarks of Storm Technology, Inc., which may be registered in certain jurisdictions. All other trade names, products and services are trademarks or registered trademarks of their respective holders.

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

                           STORM TECHNOLOGY, INC.
               CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (in thousands, except per share data)
                                 (Unaudited)

                                   Three Months Ended       Year Ended
                                       December 31,        December 31,
                                   ------------------    ---------------
                                     1997      1996      1997      1996
                                   -------   -------   -------   -------
REVENUES:
   Product                        $ 12,889   $  7,954  $ 33,587   $ 23,440
   Royalty and other                   114        348       615      1,097
                                  --------   --------  --------   --------
      Total revenues                13,003      8,302    34,202     24,537
Cost of product revenues*           14,668      5,617    35,712     17,119
                                  --------   --------  --------   --------
GROSS PROFIT (LOSS)                 (1,665)     2,685    (1,510)     7,418
                                  --------   --------  --------   --------
Operating expenses:
   Research and development          1,311        911     4,922      2,901
   Marketing and selling             2,444      2,430     8,756      7,837
   General and administrative        1,215        870     5,002      2,333
   In-process research and
     development                     9,160          -     9,160      5,000
                                  --------   --------  --------   --------
     Total operating expenses       14,130      4,211    27,840     18,071
                                  --------   --------  --------   --------
Loss from operations               (15,795)    (1,526)  (29,350)   (10,653)
Interest income (expense), net          64        226       329        229
                                  --------   --------  --------   --------
NET LOSS                          $(15,731)   $(1,300) $(29,021)  $(10,424)
                                  ========   ========  ========   ========
Net loss per common and common
  equivalent share                $  (1.45)   $ (0.12) $  (2.75)  $  (1.20)
                                  ========   ========  ========   ========
Weighted average number of
  common and common equivalent
  shares                            10,848     10,424    10,538      8,711
                                  ========   ========  ========   ========

* Cost of product revenues include inventory write-downs of $2.4 million associated with Storm's acquisition of Log with total inventory write-downs of $3.5 million for FY97 overall.

                            STORM TECHNOLOGY, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEET
                                (In thousands)
                                  (Unaudited)


                                                                   December 31,    December 31,
                                                                       1997            1996
                                                                    -----------     -----------
ASSETS
Current assets:
        Cash, cash equivalents and short-term investments               $  5,310        $ 13,801
        Accounts receivable, net                                          10,204           7,768
        Inventories                                                        3,795           4,750
        Other current assets                                                 355             247
                                                                        --------        --------
                Total current assets                                    $ 19,664        $ 26,566
Property and equipment, net                                                1,523             692
Goodwill                                                                   1,655             448
Other assets                                                                  40             103
                                                                        --------        --------
        Total assets                                                    $ 22,882        $ 27,809
                                                                        ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
        Accounts payable                                                $  3,903        $  2,567
        Accrued liabilities                                                3,935           1,444
        Trade payables to related parties*                                11,831           3,768
        Line of credit                                                     1,000              --
        Current portion of long-term obligations                             151              --
                                                                        --------        --------
                Total current liabilities                                 20,820           7,779
Convertible note payable to related party                                  4,000              --
Long-term obligations                                                        401              --
                                                                        --------        --------
        Total liabilities                                                 25,221           7,779
                                                                        --------        --------

Stockholders' equity (deficit):
        Convertible preferred stock                                            1              --
        Common stock                                                          13              10
        Additional paid-in capital                                        45,662          39,117
        Deferred compensation                                                (80)           (183)
        Accumulated deficit                                              (47,935)        (18,914)
                                                                        --------        --------
                Total stockholders' equity (deficit)                      (2,339)         20,030
                                                                        --------        --------
        Total liabilities and stockholders' equity (deficit)            $ 22,882        $ 27,809
                                                                        ========        ========

* This represents accounts payable for product inventory to Primax and Logitech who are both greater than 10%